Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT

by and between

INFOSONICS CORPORATION, a Maryland corporation

and

WELLS FARGO HSBC TRADE BANK, N.A.

Dated as of

September 29, 2006

September 29, 2006

Mr. Jeff Klausner

InfoSonics Corporation

5880 Pacific Center Blvd.

San Diego, CA 92121

Dear Jeff:

This letter is to confirm that Wells Fargo HSBC Trade Bank, National Association (“Trade Bank”) has agreed to extend the maturity date of that certain credit accommodation granted by Trade Bank to InfoSonics Corporation, a Maryland corporation (“Borrower”) in the maximum principal amount of Twenty-Five Million Dollars ($25,000,000), pursuant to the terms and conditions of that certain Credit Agreement between Trade Bank and Borrower dated as of October 6, 2005 as amended from time to time (the “Agreement”).

The maturity date of said credit accommodation is hereby extended until November 1, 2006. Until such date, all terms and conditions of the Agreement, which pertain to said credit accommodation, shall remain in full force and effect, except as expressly modified hereby.  The promissory note dated as of October 6, 2005 executed by Borrower and payable to the order of Trade Bank which evidences said credit accommodation (the “Note”), shall be deemed modified as of the date this letter is acknowledged by Borrower to reflect the new maturity date set forth above. All other terms and conditions of the Note remain in full force and effect, without waiver or modification.

Borrower acknowledges that Trade Bank has not committed to make any renewal or further extension of the maturity date of the above-described credit accommodation beyond the new maturity date specified herein, and that any such renewal or further extension remains in the sole discretion of Trade Bank.  This letter constitutes the entire agreement between Trade Bank and Borrower with respect to the maturity date extension for the above-described credit accommodation, and supersedes all prior negotiations, discussions and correspondence concerning said extension.

Please acknowledge your acceptance of the terms and conditions contained herein by dating and signing one copy below and returning it to my attention at the above address on or before September 29, 2006.

Very truly yours,

WELLS FARGO HSBC TRADE BANK,
NATIONAL ASSOCIATION

By:	/s/ Naseem Aboudaher
Name:	Naseem Aboudaher
Title:	Assistant Vice President
Relationship Manager

Acknowledged and accepted as of September 29, 2006:

InfoSonics Corporation

By:	/s/ Jeff Klausner
Name:	Jeff Klausner
Title:	Chief Financial Officer